UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 31, 2017

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 31, 2017, the United States District Court for the Northern District of Ohio issued an order in the action captioned In re Gas Natural Inc., Case No. 1:13-cv-02805, preliminarily approving a proposed settlement (the “Settlement”) as set forth in a Stipulation of Settlement dated January 13, 2017 (the “Stipulation”), by and among (i) plaintiffs John Durgerian and Joseph Ferrigno, individually and derivatively on behalf of Gas Natural Inc. (the “Company”); (ii) certain of the Company’s current and former officers and directors; and (iii) the Company. The Settlement is subject to further consideration at the settlement hearing described below.

Pursuant to the Court’s order, the settlement hearing will be held on April 7, 2017 at 9:00 a.m., before U.S. Magistrate Judge Jonathan D. Greenberg, at the U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Courtroom 10B, Cleveland, Ohio 44113. The Settlement, if finally approved, will cause the dismissal with prejudice of this litigation. Any objections to the Settlement must be filed in writing with the Court on or before March 24, 2017. Additional information regarding the terms of the Stipulation and the requirements for submitting any objections to the Settlement can be found in the Stipulation and the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”).

The foregoing description of the Notice is not complete and is qualified in its entirety by reference to the Notice, which is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by reference. In addition, the Company will publish the Notice and the Stipulation on the Company’s website at http://www.investor.egas.net.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: February 3, 2017